UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2011

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement of Nicholas DeBenedictis

Aqua America, Inc. (the "Company") and Nicholas DeBenedictis, the Company’s President and Chief Executive Officer, entered into an amendment (the "Amendment"), effective as of December 6, 2011, to that certain Employment Agreement, dated as of January 31, 2010, by and between the Company and Nicholas DeBenedictis (the "Employment Agreement"). Pursuant to the Amendment, the term of the Employment Agreement was extended from January 31, 2013 to June 30, 2015.

Pursuant to the terms of the Amendment, the Company also entered into a Restricted Stock Grant Agreement with Mr. DeBenedictis, effective as of December 6, 2011 (the "Grant Agreement"), granting Mr. DeBenedictis a performance-based stock award (the "Stock Award") under the Company’s Omnibus Equity Compensation Plan with respect to 50,000 shares of common stock of the Company. The shares will vest over two years in 2014 and 2015 based on Mr. DeBenedictis’ continued service and subject to the Company’s achievement of certain performance objectives based on increases in operating income.

If the Company terminates Mr. DeBenedictis’ employment without cause or Mr. DeBenedictis terminates employment for good reason, any unvested shares of the Stock Award will fully vest if the Company achieves certain performance objectives based on increases in operating income. If Mr. DeBenedictis dies, his employment is terminated on account of disability or a change in control of the Company occurs, any unvested shares of the Stock Award will fully vest. If Mr. DeBenedictis’ employment is terminated for cause or if he voluntarily terminates employment without good reason, any unvested shares of the Stock Award will be forfeited.

No additional severance benefits are provided under the Amendment. Mr. DeBenedictis has a separate severance agreement with the Company, which provides severance benefits under certain circumstances and is not affected by the Amendment. Mr. DeBenedictis continues to be subject to the non-competition covenants set forth in his separate severance agreement.

Other than as set forth in the Amendment, all of the provisions of the Employment Agreement remain unchanged. The foregoing is a brief description of the Amendment and the Grant Agreement and it is qualified in its entirety by the text of the Amendment and the Grant Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011. The Employment Agreement was filed with the Securities and Exchange Commission on February 4, 2010 as Exhibits 10.1 to the Company’s Current Report on Form 8-K.

Appointment of Executive Vice Presidents of the Company

On December 6, 2011, the Board of Directors of the Company (the "Board") promoted (i) Karl Kyriss, Regional President – Northeastern Operations, to Executive Vice President of the Company and President of Aqua Capital Ventures, a new business unit of the Company, (ii) Christopher Franklin, Regional President – Midwest and Southern Operations and Senior Vice President Corporate and Public Affairs, to Executive Vice President of the Company and President and Chief Operating Officer of Regulated Operations, and (iii) David Smeltzer, the Company’s Chief Financial Officer, to Executive Vice President of the Company and Chief Financial Officer. All three appointments will be effective as of January 1, 2012.

Karl Kyriss, a professional engineer and executive of the Company for 17 years, has successfully expanded the Company’s Mid-Atlantic regulated and non-regulated operations in Pennsylvania, New Jersey, New York and Maine. In his new role, Mr. Kyriss will have the primary role of pursuing acquisitions of municipal and private regulated water and wastewater companies while spearheading non-regulated water and wastewater projects in the non-regulated business arena. In addition to growth programs, Mr. Kyriss will oversee the Company’s capital investment program and manage the Company’s engineering, environmental, information systems, purchasing and fleet programs. Mr. Kyriss will also assume responsibility for the Company’s septage hauling, backflow prevention and water line protection programs and its venture into servicing the water needs of natural gas drilling in Pennsylvania, Ohio and Texas.

Christopher Franklin has held numerous executive positions throughout his 20 years at the Company, including executive roles in public affairs, customer operations and, most recently, as president of the Company’s Southern and Midwestern operations in eight states. In his new role, Mr. Franklin will be responsible for the Company’s regulated operations, including customer operations, throughout the Company’s entire service area.

David Smeltzer has been the Company’s Chief Financial Officer since 1999. Mr. Smeltzer will continue all current duties, including the management of rates and regulatory functions. Mr. Smeltzer will expand his involvement in the management of the Company’s retirement plans and investor programs, continue to assist with respect to decisions on new growth ventures and acquisitions and remain responsible for financing and capital formation matters.

In connection with these three appointments, the Board approved modifications to each officer’s compensation arrangements, effective as of January 1, 2012. Mr. Kyriss’ compensation package will include an annual base salary rate of $310,000, a target annual cash incentive of 50% of his base salary and a target long-term incentive of 75% of his base salary. Mr. Franklin’s compensation package will include an annual base salary rate of $310,000, a target annual cash incentive of 50% of his base salary and a target long-term incentive of 75% of his base salary. Mr. Smeltzer’s compensation package will include an annual base salary rate of $340,000, a target annual cash incentive of 45% of his base salary and a target long-term incentive of 75% of his base salary. The compensation packages were approved by the Company’s Executive Compensation Committee and the Company believes that they are in line with the median compensation packages for comparable executive officer positions in the Company’s benchmark market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

December 12, 2011	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Secretary